Exhibit 99.1

News Release

Company Contacts:
Christine Russell	Sonia Segovia
Executive Vice President, Finance and Chief Financial Officer	IR Coordinator
Tel: (408) 938-6466	Tel: (408) 938-6491
Email:christine.russell@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Fiscal Quarter Results

SANTA CLARA, Calif. — May 1, 2019 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced financial results for its first fiscal quarter ended March 31, 2019.

First Fiscal Quarter 2019 Financial Results

Total revenues for the first fiscal quarter of 2019 were $20.5 million, up 4% from $19.7 million for the fourth fiscal quarter of 2018 and down 17% from $24.7 million for the first fiscal quarter of 2018. Solutions revenue for the first fiscal quarter of 2019 was $16.7 million, up 32% from $12.7 million for the fourth fiscal quarter of 2018 and down 8% from $18.2 million for the first fiscal quarter of 2018. Gainshare performance incentives revenue for the first fiscal quarter of 2019 was $3.9 million, down 45% from $7.1 million for the fourth fiscal quarter of 2018 and down 41% from $6.5 million for the first fiscal quarter of 2018.

First quarter 2019 gross margin of 62% improved from 54% compared to the first fiscal quarter of 2018, reflecting the impact of the evolution of the Company’s business model to deliver its solutions via high margin, recurring software subscriptions.

On a GAAP basis, net loss for the first fiscal quarter of 2019 was $2.7 million, or ($0.08) per basic and diluted share, compared to net loss of $3.1 million, or ($0.10) per basic and diluted share, for the fourth fiscal quarter of 2018, and compared to net loss of $0.4 million, or ($0.01) per basic and diluted share, for the first fiscal quarter of 2018.

Non-GAAP net income for the first fiscal quarter of 2019 was $0.8 million, or $0.03 per diluted share, compared to net loss of $0.4 million, or ($0.01) per diluted share, for the fourth fiscal quarter of 2018, and compared to net income of $2.2 million, or $0.07 per diluted share, for the first fiscal quarter of 2018.

Cash and cash equivalents at March 31, 2019, were $90.4 million, compared to $96.1 million at December 31, 2018.

In connection with the Company’s previously announced stock repurchase program, the Company repurchased approximately 314,000 shares at an average price of $12.46 per share for a total of $3.9 million during the first fiscal quarter of 2019.

Operating Highlights

●	Acquired the assets of StreamMosaic, Inc., a privately-held provider of AI and ML to the semiconductor market;

●	Commercially deployed the new pdFasTest® F380+ at a key customer, which provides improved test capabilities for companies designing and manufacturing emerging memories (PCM, MRAM and ReRAM);

●	Finalized plans with a major Asian fabless company to include DFI instrumentation on an advanced node design;

●

Closed multiple million-dollar Exensio® Yield and Control contracts at key semiconductor companies in North America, Europe, and at a Top-5 Asian foundry, in one instance displacing a major commercial competitor;

●	Entered into several Big Data analytics pilot projects at Top-20 semiconductor companies in North America and Japan; and

●	Completed a major contract extension with a leading fabless company to bring up a product at an advanced node in a new foundry.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

First Fiscal Quarter 2019 Financial Commentary Available Online

A Management Report reviewing the Company’s first fiscal year 2019 financial results will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income (loss) excludes the effects of non-recurring items (including severance payments, restructuring charges, write-down in value of property and equipment, and adjustment to contingent consideration related to acquisition), stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made in this press release and on the planned conference call regarding the Company’s future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers’ production volumes under contracts that provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Exensio, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. DFI, Stream.AI, and StreamMosaic are trademarks of PDF Solutions, Inc.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$90,415	$96,089
Accounts receivable, net	53,211	51,570
Prepaid expenses and other current assets	9,862	9,562
Total current assets	153,488	157,221
Property and equipment, net	35,936	35,681
Operating lease right-of-use assets, net	8,339	—
Goodwill	1,923	1,923
Intangible assets, net	4,812	5,064
Deferred tax assets	21,099	19,044
Other non-current assets	7,088	6,972
Total assets	$232,685	$225,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,522	$2,454
Accrued compensation and related benefits	4,256	4,727
Accrued and other current liabilities	2,801	3,235
Operating lease liabilities - current portion	1,914	—
Deferred revenues - current portion	9,220	8,477
Billings in excess of recognized revenues	1,529	635
Total current liabilities	22,242	19,528
Long-term income taxes payable	3,898	3,751
Non-current operating lease liabilities	8,464	—
Other non-current liabilities	734	2,831
Total liabilities	35,338	26,110

Stockholders’ equity:
Common stock and additional paid-in-capital	315,434	310,665
Treasury stock at cost	(83,616)	(79,142)
Accumulated deficit	(33,143)	(30,452)
Accumulated other comprehensive loss	(1,328)	(1,276)
Total stockholders’ equity	197,347	199,795
Total liabilities and stockholders’ equity	$232,685	$225,905

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Revenues:
Solutions	$16,661	$12,650	$18,190
Gainshare performance incentives	3,880	7,075	6,547
Total revenues	20,541	19,725	24,737

Cost of Solutions Revenue:
Direct costs of solutions revenue	7,723	9,577	11,338
Amortization of acquired technology	144	144	144
Total cost of solutions revenue	7,867	9,721	11,482
Gross profit	12,674	10,004	13,255

Operating expenses:
Research and development	8,246	6,898	7,245
Selling, general and administrative	7,011	6,133	6,375
Amortization of other acquired intangible assets	108	109	109
Restructuring charges	92	576	—
Total operating expenses	15,457	13,716	13,729

Loss from operations	(2,783)	(3,712)	(474)
Interest and other income (expense), net	(6)	210	(331)
Loss before income taxes	(2,789)	(3,502)	(805)
Income tax benefit	(98)	(388)	(381)
Net loss	$(2,691)	$(3,114)	$(424)

Net loss per share:

Basic	$(0.08)	$(0.10)	$(0.01)

Diluted	$(0.08)	$(0.10)	$(0.01)

Weighted average common shares:
Basic	32,485	32,306	32,168
Diluted	32,485	32,306	32,168

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018
GAAP net loss	$(2,691)	$(3,114)	$(424)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation expense	3,476	2,470	2,856
Amortization of acquired technology	144	144	144
Amortization of other acquired intangible assets	108	109	109
Restructuring charges and severance payments	92	576	283
Write-down in value of property and equipment	—	227	—
Adjustment to contingent consideration related to acquisition	—	90	—
Tax impact of adjustments	(287)	(868)	(748)
Non-GAAP net income (loss)	$842	$(366)	$2,220

GAAP net loss per diluted share	$(0.08)	$(0.10)	$(0.01)
Non-GAAP net income (loss) per diluted share	$0.03	$(0.01)	$0.07

Shares used in diluted shares calculation	33,022	32,476	32,645